EMPIRE  ------------------------------------------------------------------------
RESORTS, INC.
                                                             204 STATE ROUTE 17B
                                                            MONTICELLO, NY 12701
                                                           PHONE: (845) 807-0001
                                                             FAX: (845) 807-0000

December 23, 2004

Cayuga Nation of New York       VIA FACSIMILE
24 East Main Street             (716) 532-5417
Gowanda, NY 14070

Dear Council Members:

I would like to extend our best wishes to you this holiday season.  We at Empire
Resorts,  Inc. are looking forward to a great new year and much success with our continued  relationship  with the Cayuga Nation.  We believe that our efforts to see the Cayuga Nation Resort in Sullivan County become a reality in 2005 will be fulfilled as will the Nations desire to establish a substantial land base in its ancestral lands.

As you  are  aware,  Empire's  agreements  with  the  Nation  and  the  Nation's contractual  rights to the Monticello Raceway property expire December 31, 2004.
While the Nation is reviewing the proposed agreement between the Nation, Empire, and the  Sonnenschein  Law Firm that  addresses  a host of issues and until that agreement can be executed,  we believe that it is in our mutual best interest to extend all of our existing agreements with the Nation through June 30, 2005 with all of the provisions  remaining the same. By counter  signing this letter,  the
Nation accepts by mutual consent the extension of the aforementioned agreements.

Best Wishes

Sincerely,

/s/ Robert A. Berman

Robert A. Berman, CEO
Empire Resorts, Inc.

Agreed and accepted to; on behalf of the Cayuga Nation on December 31, 2004

By: /S/ Gary Wheeler
   -----------------
   Gary Wheeler
   Cayuga Nation Counsel Representative